UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 3, 2022

(Date of earliest event reported)

RELIANCE GLOBAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Florida	001-40020	46-3390293
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Blvd. of the Americas, Suite 105 Lakewood, NJ	08701
(Address of principal executive offices)	(Zip Code)

732-380-4600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transmission period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.086 par value per share	RELI	The Nasdaq Capital Market
Series A Warrants to purchase shares of common stock, par value $0.086 per share	RELIW	The Nasdaq Capital Market

Item 3.02 Unregistered Sale of Securities

See Item 8.01 below.

Item 5.03 Amendment to Certificate of Incorporation

On January 4, 2022, the Company (as defined below) amended its Certificate of Incorporation to add the series designation for the Company’s newly designated Series B convertible preferred stock. The terms of the Series B Preferred Stock were disclosed in the Company’s Current Report on Form 8-K, dated December 23, 2021, and incorporated herein by reference.

Item 8.01 Other Information

As reported in the Current Report on Form 8-K, dated December 23, 2021, by Reliance Global Group, Inc. (the “Company”), on December 22, 2021, the Company entered into a securities purchase agreement (“Purchase Agreement”) with several institutional buyers (the “Buyers”) for the purchase and sale of (i) warrants (the “Series B Warrants”) to purchase an aggregate of up to 9,779,952 shares of the Company’s common stock, par value $0.086 per share (the “Common Stock”), (ii) an aggregate of 2,670,892 shares of Common Stock (the “Common Shares”), and (iii) 9,076 shares (the “Preferred Shares”) of the Company’s newly-designated Series B convertible preferred stock, par value $0.086 per share (the “Series B Preferred”), with a stated value of $1,000 per share, initially convertible into an aggregate of 2,219,084 shares of Common Stock at a conversion price of $4.09 per share in a private placement (the “Private Placement”). The aggregate purchase price for the Common Shares, the Preferred Shares and the Warrants is approximately $20,000,000, and the Private Placement was closed on January 5, 2022.

The Common Shares, the Series B Warrant and underlying shares and the Series B Preferred Shares and underlying shares were issued by the Company pursuant to the Purchase Agreement, have not been registered under the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Company has relied on the private placement exemption from registration provided by Section 4(a)(2) of the Securities Act and by Rule 506 of Regulation D, and in reliance on similar exemptions under applicable state laws. No form of general solicitation or general advertising was conducted in connection with the issuance. The issued securities contain restrictive legends preventing the sale, transfer, or other disposition of such securities, unless registered under the Securities Act, or pursuant to an exemption therefrom. The disclosure contained in this Current Report on Form 8-K does not constitute an offer to sell or a solicitation of an offer to buy any securities of the Company, and is made only as required under applicable rules for filing current reports with the Commission.

Item 9.01 Financial Statements and Exhibits.

(d)	EXHIBIT INDEX

Exhibit No.	Description

3.1	Amendment to the Company’s Certificate of Incorporation

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RELIANCE GLOBAL GROUP, INC.

Dated: January 6, 2022	By:	/s/ Ezra Beyman
Ezra Beyman Chief Executive Officer